Exhibit 10.27

OMNIBUS OFFICE SERVICES AGREEMENT

THIS OMNIBUS OFFICE SERVICES AGREEMENT (this “Agreement”) is made and entered into as of the 3rd day of August, 2006, by and among the parties whose names are listed on the signature page hereof under the heading “Signatories” (each a “Signatory” and collectively the “Signatories”) and Pritzker Realty Group, L.P., an Illinois limited partnership (“PRG”), as Administrator (as defined herein).

R E C I T A L S:

A. The Signatories are all tenants or occupants of the building commonly known as Hyatt Center, located at 71 South Wacker Drive, Chicago, Illinois.

B. Certain of the Signatories have entered into service contracts (each a “Service Contract”). The Signatory party to each Service Contract is referred to herein, in such capacity, as the “Contracting Party,” and the vendor under each such Service Contract is referred to herein as the “Vendor.” The existing Service Contracts are more particularly described on the Addenda (as defined herein).

C. The services to be provided under each Service Contract will be provided to and utilized by one or more Signatories. Each Signatory receiving services under a Service Contract is referred to herein, in such capacity, as a “Service User.”

D. The Signatories desire to establish a system for the administration of the Service Contracts, including, among other things, the methodology by which the fees with respect to each Service Contract will be allocated among the applicable Service Users.

E. The Signatories desire to retain PRG to provide various Administrative Services (as defined herein) with respect to the Service Contracts (PRG in its capacity as the provider of the Administrative Services being referred to herein as “Administrator”), and Administrator desires to provide such Administrative Services to the Signatories, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Engagement of Administrator. The Signatories collectively hereby engage Administrator to provide the administrative services and office management services to the Signatories as specified herein. Administrator hereby accepts such engagement and shall devote such time as is necessary for the performance and discharge of its duties and responsibilities hereunder.

2. Term.

(a) The term of this Agreement shall commence on the earliest date Administrative Services or Office Management Services were provided by Administrator under any Service Contract and shall continue until terminated by the mutual agreement of the Signatories and Administrator. Upon termination of this Agreement, Administrator shall be entitled to reimbursements for costs and obligations incurred and any Advances (as defined herein) made prior to the date of termination.

(b) Any Signatory may terminate its participation in this Agreement upon not less than five (5) days’ prior notice to Administrator provided such Service User (i) is not receiving any services under any Service Contract, (ii) is not the Contracting Party under any Service Contract and (iii) is not receiving any Office Management Services.

(c) Administrator may resign as Administrator upon not less than ninety (90) days’ prior notice to the Signatories. Upon the resignation of Administrator, the Signatories will endeavor to engage a replacement Administrator prior to the effective date of the existing Administrator’s resignation. If a replacement Administrator has not been engaged prior to the effective date of the existing Administrator’s resignation, each Contracting Party shall be responsible for administering its respective Service Contract until a replacement Administrator has been engaged.

3. Service Contracts Subject to this Agreement.

(a) No Service Contract shall be subject to this Agreement until the Contracting Party, the applicable Service Users and Administrator have executed and delivered an addendum relating to such Service Contract setting forth, among other things, the Fee Allocation Method (as defined herein) for such Service Contract (each an “Addendum”). A form of Addendum is attached hereto as Exhibit A. Upon execution and delivery by the Contracting Party, the Service Users set forth thereon, and Administrator, such Addendum, shall be appended to and shall become a part of this Agreement effective as of the effective date set forth in such Addendum.

(b) A Service User may terminate its utilization of services under a Service Contract (such Service User terminating utilization of services is referred to herein as a “Terminating Service User” and the date on which such termination becomes effective is referred to herein as the “Utilization Termination Date”) upon not less than thirty (30) days’ prior notice to Administrator so long as (i) such Terminating Service User is not the Contracting Party under the applicable Service Contract and (ii) the Contracting Party has the right to terminate the Service Contract on the Utilization Termination Date without penalty, premium or fee. A Terminating Service User shall remain obligated for its allocable share of all costs and obligations incurred hereunder or under the Service Contract on or prior to the Utilization Termination Date. No termination by a Terminating Service User with respect to a particular Service Contract shall be effective until an Addendum reflecting such termination has been executed and delivered by such Terminating Service User and Administrator.

4. Fee Allocation Method. The Signatories agree that the fees and charges payable under a Service Contract shall be allocated among the applicable Service Users in accordance with the allocation method (the “Fee Allocation Method”) set forth in the Addendum applicable to such Service Contract.

5. Administrator’s Services.

(a) Administrator, through its officers, employees and agents, shall be responsible for the day-to-day ministerial administration and management of the Service Contracts, including without limitation, the management of Vendors, the payment of invoices from Vendors (each an “Invoice”) and the collection from the applicable Service Users of their respective allocable shares of the fees and charges under such Invoices. The administrative services performed by Administrator with respect to the Service Contracts are collectively referred to herein as the “Administrative Services.” Any action performed by Administrator with respect to a Service Contract shall be performed in a ministerial and administrative capacity for and on behalf of the Contracting Party, and, unless directed by a Contracting Party, Administrator shall have no authority to enter into amendments to or otherwise modify any Service Contract.

(b) Administrator, through its officers, employees and agents, shall also provide to the Signatories certain office management services relating to the premises and facilities shared by the Signatories on the 47th Floor and the portion of the 46th Floor presently occupied by PRG (the “OM Premises”) (to the extent such services are not provided to the Signatories pursuant to a Service Contract), including, without limitation, (i) the coordination, processing and supervision of service requests and work orders with the property manager of the building in which the OM Premises are located, (ii) the coordination, processing and supervision of purchase contracts and orders for furniture, fixtures, equipment, supplies and other materials as requested by the Signatories from time to time, and the payment of invoices therefor, and (iii) the provision, management and supervision of personnel to perform such Office Management Services (to the extent such personnel are not provided to the Signatories pursuant to a Service Contract), including, without limitation, office managers, receptionists, mailroom staff, copier room staff and kitchen staff serving the OM Premises. The office management services performed by Administrator are referred to herein as the “Office Management Services.”

6. Invoices.

(a) Each Contracting Party shall deliver all Invoices to Administrator promptly after receipt thereof by such Contracting Party or shall cause the Vendors to deliver all Invoices directly to Administrator.

(b) Administrator shall use commercially reasonable efforts to process each Invoice such that the Invoice is paid timely in accordance with the terms of the applicable Service Contract. Administrator shall allocate the fees and charges under each Invoice in accordance with the Fee Allocation Method set forth in the applicable Addendum and, from time to time as determined by Administrator, deliver to each Service User a statement of the allocable share of fees and charges owed by such Service User with respect to such Invoice (an “Allocation Statement”). Upon request of a Service User, Administrator will provide the backup calculations for any Allocation Statement. Each Service User shall remit to Administrator the amount set forth on the Allocation

Statement within thirty (30) days after receipt of the Allocation Statement. If the full amount set forth on any Allocation Statement is not received from the Service User within such thirty (30) day period, such Service User shall pay to Administrator a late charge (a “Late Charge”) equal to five percent (5%) of the unpaid amount. If the full amount set forth on any Allocation Statement is not received from the Service User within one hundred twenty (120) days after receipt of the Allocation Statement, all unpaid amounts shall thereafter bear interest until paid in full at a per annum interest rate equal to eighteen percent (18%). Any amounts collected by Administrator on account of Late Charges and interest remaining after payment of all amounts due pursuant to an Invoice shall be retained by Administrator to defray the expense incurred by Administrator in handling and processing the delinquent payment.

(c) Administrator (i) shall have no obligation to remit payment for any Invoice until Administrator has received funds in the full amount of such Invoice from the applicable Service Users and (ii) shall not be required to advance any funds on behalf of any Signatory; provided Administrator, in its sole election, may (but shall have no obligation to) pay an Invoice from its own funds (each an “Advance”) and seek reimbursement therefor from the appropriate Service Users by issuing an Allocation Statement in accordance with the terms of this Agreement. Administrator shall not be entitled to charge interest on an Advance (provided the foregoing shall not prevent Administrator from collecting interest payable pursuant to Paragraph 6(b) above in the event any Service User fails to pay in full amounts set forth on an Allocation Statement within the requisite time period).

(d) To the extent desired by any Contracting Party in its sole election, the Contracting Party may (but shall have no obligation to) pay an Invoice from its own funds (each a “Contracting Party Advance”) and then either (i) request that the Administrator obtain reimbursement from the appropriate Service Users or (ii) issue invoices directly to the appropriate Service Users for reimbursement. Contracting Party shall not be entitled to charge interest on any Contracting Party Advance (provided the foregoing shall not prevent Administrator from collecting interest payable pursuant to Paragraph 6(b) above in the event any Service User fails to pay in full amounts set forth on an Allocation Statement within the requisite time period).

7. Administrator’s Compensation; Reimbursement of Administrator’s Expenses.

(a) As compensation for the Administrator’s performance of the Administrative Services and the Office Management Services, the Signatories shall pay to Administrator a reasonable administrative fee (an “Administrative Fee”) in an amount to be determined from time to time by Administrator. The Administrative Fee shall be determined as follows: (i) at least ten (10) days prior to each calendar year during the term of this Agreement, Administrator shall provide two budgets for such calendar year, one budget setting forth the projected costs of providing the Administrative Services (including in such budget the allocation of such costs among the Signatories) (the “AS Budget”) and one budget setting forth the projected costs of providing the Office Management Services to the Signatories (the “OMS Budget”); (ii) any Signatory objecting to either budget (including any objection to the allocation of the AS Budget) may terminate its participation in this Agreement as provided under Paragraph 2(b) above; (iii) the Administrative Fee will be based on the AS Budget and OMS Budget, with costs being allocated by Administrator among the non-terminating Signatories,

(A) relative to the Administrative Services, on the basis set forth in the AS Budget, and (B) relative to the Office Management Services, on the basis of relative square footage of the OM Premises. The Administrative Fee shall be payable each calendar quarter in advance and each Signatory shall pay its allocable share thereof promptly (and in any event within ten (10) business days) after Administrator’s issuance of an invoice in respect thereof (an “Administrative Fee Invoice”). The allocation of the AS Budget among the Signatories shall be based on Administrator’s projection of Signatories’ purchases from Vendors and the level of services required to procure and administer such purchases. With respect to the portion of the term of this Agreement occurring prior to the date hereof, the Signatories have been provided with the budget(s) relating to such period and by execution hereof hereby approve such budget(s). Promptly after execution hereof, Administrator shall issue Administrative Fee Invoices in respect of the period prior to the date hereof. If the full amount set forth on any Administrative Fee Invoice is not received from a Signatory within such ten (10) business day period, such Signatory shall pay to Administrator a Late Charge equal to five percent (5%) of the unpaid amount. If the full amount set forth on any Administrative Fee Invoice is not received from a Signatory within thirty (30) days after receipt of the Administrative Fee Invoice, Administrator may cease to provide Administrative Services and Office Management Services to such Signatory until all amounts due (including Late Charges) have been paid in full.

(b) Administrator shall be entitled to reimbursement from the Signatories for any reasonable direct out-of-pocket costs or expenses incurred by Administrator or any of its officers, employees or agents in carrying out its duties hereunder. Administrator shall allocate such costs and expenses among the Signatories on a reasonable basis. Administrator shall be entitled to such reimbursement from the Signatories promptly after the expenditure of such funds or at such other times as shall be mutually agreed to by the Signatories, and Administrator shall supply to the Signatories such invoices and receipts therefor as shall be reasonably requested by the Signatories.

8. Responsibilities With Respect to Service Contracts.

(a) Subject to Paragraph 8(d) below and the last sentence of Paragraph 5 above, the Contracting Party and Administrator shall exercise all rights of the Contracting Party under a Service Contract.

(b) Each Service User shall be responsible for complying with the terms and provisions of each Service Contract with respect to its use of the services under such Service Contract and its respective premises and property.

(c) To the extent Contracting Party is required to maintain insurance pursuant to the terms of a Service Contract, each Service User shall be responsible for providing such required insurance with respect to its respective premises and property. Each Service User’s commercial general liability coverage shall name the other Service Users and the Administrator as additional insureds. In the event an insurance claim is made against a Service User by a Vendor or other third party, the insurance policy of the Service User(s) whose usage or receipt of services gave rise to such claim (the “Subject Service User”) shall be primary to any insurance policy maintained by any other Service User or Administrator.

(d) Each Contracting Party, from time to time, may enter into amendments to the applicable Service Contract without the consent of any other Service User or Administrator. Contracting Party shall provide oral or written notice to the other Service Users or Administrator of any amendment. Each other Service User shall be deemed to have consented to any such amendment to the extent an officer, Responsible Party (as defined herein) of such Service User has been notified of the substance of such amendment and fails to object to such amendment within a reasonable amount of time thereafter (and, for purposes of this sentence, such other Service User’s continuing to pay its allocable share of costs with respect to such Service Contract, as amended, shall constitute failure to object). As used herein, “Responsible Party” means, with respect to any Service User, the “Contact Person” listed on the Addendum for the applicable Service Contract, or an office manager or other person responsible for the administration of such Service Contract. If a Service User objects to any amendment of a Service Contract (an “Objecting Service User”), such Objecting Service User shall have the right to terminate its usage of such Service Contract in accordance with the termination rights set forth in Paragraph 3(b) above.

9. Indemnification.

(a) Without limiting Administrator’s duties and obligations as elsewhere provided herein, Administrator shall indemnify and hold the Contracting Party and the other Service Users with respect to a Service Contract harmless from any judgment, loss, damage or expense, including, but not limited to, attorneys’ fees and amounts paid in settlement on account of any claim, action or proceeding brought against the Contracting Party, the other Service Users and Administrator, or any of them, arising out of or connected with (i) Administrator’s or its officers’, employees’ or agents’ gross negligence or willful misconduct in connection with the performance of Administrator’s duties or responsibilities under this Agreement, or (iii) Administrator’s breach of this Agreement, in each case with respect to the applicable Service Contract.

(b) Without limiting the Service Users’ duties, obligations and liabilities as elsewhere provided herein, the Service Users severally shall indemnify and hold Administrator harmless, except in cases of Administrator’s or its officers’ employees’ or agents’ gross negligence or willful misconduct or Administrator’s breach of this Agreement, from any judgment, loss, damage or expense, including, but not limited to, attorneys’ fees and amounts paid in settlement, on account of any claim, action or proceeding brought against the Service Users and Administrator, or any of them, arising out of the performance by Administrator of its duties hereunder with respect to the applicable Service Contract. Administrator shall not be liable for any good faith error of judgment in pursuance of its duties and activities hereunder, except in cases of Administrator’s or its officers’, employees’ or agents’ gross negligence or willful misconduct or Administrator’s breach of this Agreement.

(c) Without limiting the duties, obligations and liabilities of Service Users as elsewhere provided herein, each Service User, on a several basis, shall indemnify and hold Contracting Party harmless from any judgment, loss, damage or expense, including, but not limited to, attorneys’ fees and amounts paid in settlement on account of any claim, action or proceeding brought against the Contracting Party arising out of or connected with such Non-Contracting Service User’s breach of this Agreement or the Applicable Service Contract.

(d) Each indemnitor under this Paragraph 9 shall reimburse each indemnitee for any legal fees and costs, including reasonable attorney’s fees and other litigation expenses, reasonably incurred by such indemnitee in connection with investigating or defending against claims with respect to which indemnity is granted hereunder. An indemnitor shall not be required to indemnify an indemnitee for any payment made by such indemnitee to any claimant in settlement of claims unless such payment has been previously approved by the indemnitor, which approval shall not be unreasonably withheld. If claims are asserted or threatened, or if any such action or suit is commenced or threatened with respect thereto, for which indemnity may be sought against the indemnitor hereunder, the indemnitee shall notify the indemnitor in writing within ten (10) days after the indemnitee shall have had actual knowledge of the threat, assertion or commencement of the claims, which notice shall specify in reasonable detail the matter for which indemnity may be sought. The indemnitor shall have the right, upon notice to the indemnitee given within thirty (30) days of its receipt of the indemnitee’s notice, to take primary responsibility for the prosecution, defense or settlement of such matter, including the employment of counsel chosen by the indemnitor with the approval of the indemnitee, which approval shall not be unreasonably withheld, and payment of expenses in connection therewith. The indemnitee shall provide without cost to the indemnitor, all relevant records and information reasonably required by the indemnitor for such prosecution, defense or settlement and shall cooperate with the indemnitor to the fullest extent possible. The indemnitee shall have the right to employ its own counsel in any such matter with respect to which the indemnitor has elected to take primary responsibility for prosecution, defense or settlement, but the fees and expenses of such counsel shall be the expense of the indemnitee.

(e) The obligations of the Signatories and Administrator under this Paragraph 9 shall survive the termination of this Agreement.

10. Confidentiality. In connection with the performance of services hereunder, Administrator acknowledges that it may become privy to proprietary information relating to the business and affairs of the Signatories. Administrator agrees that it shall use its best efforts and shall cause its officers, employees and agents performing services on behalf of the Signatories to retain all information relative to the business of the Signatories in strict confidence and not to disclose any such information now or hereafter received or obtained from any Signatory to any third party without the prior consent of such Signatory; provided, however, that any such confidential and proprietary information may be disclosed (i) to third parties retained by Administrator (e.g., attorneys, accountants, consultants, etc.) as shall be necessary to perform services hereunder, (ii) to the extent such information becomes generally available to the public other than as a result of an unauthorized disclosure by Administrator, or (iii) in the event Administrator or its stockholders, directors, officers, employees or agents are compelled to disclose such information in accordance with an order from any court of competent jurisdiction or under any provision of applicable law; provided, however, in such event Administrator shall promptly notify the applicable Signatory of such required disclosure and shall furnish only such portion of such information as the Administrator is legally compelled to disclose.

11. Miscellaneous.

(a) Administrator and the Signatories acknowledge and agree that Administrator’s relationship to each Signatory pursuant to this Agreement is that of independent contractor and Administrator will not represent to anyone that its relationship to any

Signatory is other than that of an independent contractor. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between any Signatory, its successors or assigns, on the one hand, and Administrator, its successors or assigns, on the other hand.

(b) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

(c) From time to time after execution of this Agreement, the parties hereto will, without additional consideration, execute and deliver such further documents and take such further action as may be reasonably requested by any other party hereto in order to carry out the purposes of this Agreement.

(d) The failure or delay of any party to insist on the strict performance of any of the terms or conditions hereof or to exercise any right, remedy or election herein contained or permitted shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition or right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies of Administrator and the Signatories specified herein or permitted hereby and any and all other rights and remedies which any Signatory and Administrator may have at law, in equity or otherwise, upon the breach by the other party hereto of any term or condition hereof, shall be distinct, separate and cumulative rights and remedies, and no one of them, whether or not exercised by any Signatory or Administrator, shall be deemed to be an exclusion of any other right or remedy.

(e) This Agreement contains the entire understanding between the parties and shall not be modified except in writing by the parties hereto. Furthermore, this Agreement supersedes any prior understandings and/or written or oral agreements between them respecting the within subject matter.

(f) The descriptive headings of the sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

(g) As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction.

(h) Any notice or other communications with respect to this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally or five (5) days after being deposited in the mail, certified or registered, return receipt requested, and with the proper postage prepaid, addressed to the respective party at its address set forth on the signature pages hereto (as the same may be changed by such party by giving a notice to the other parties in accordance with this paragraph).

(i) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If there is any provision of this Agreement or the application thereof to any party to circumstance which shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.

(j) This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Illinois.

(k) This Agreement may be executed in any number of counterparts with all such counterparts together constituting a fully executed instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Office Services Agreement as of the date first above written.

SIGNATORIES:

CC – DEVELOPMENT GROUP, INC., a Delaware corporation		Address:

By:	/s/ Penny Pritzker	71 South Wacker Drive
Name:	Penny Pritzker	9th Floor
Its:	Chairperson	Chicago, Illinois 60606
Attn: Stephanie Fields

DIVERSIFIED FINANCIAL MANAGEMENT CORP., a Delaware corporation		Address:

By:	/s/ Glen Miller	71 South Wacker Drive
Name:	Glen Miller	46th Floor
Its:	President	Chicago, Illinois 60606
Attn: Glen Miller

H GROUP HOLDING, INC., a Delaware corporation		Address:

By:	/s/ John Stellato	71 South Wacker Drive
Name:	John Stellato	47th Floor
Its:	Vice President	Chicago, Illinois 60606
Attn: John Stellato

GLOBAL HYATT CORPORATION, a Delaware corporation		Address:

By:	/s/ Kirk A. Rose	71 South Wacker Drive
Name:	Kirk A. Rose	12th Floor
Its:	Senior Vice President Finance and Treasurer	Chicago, Illinois 60606
Attn: Randa Saleh

THE PRITZKER ORGANIZATION, L.L.C., a Delaware limited liability company		Address:

By:	/s/ Mark Hoplamazian	71 South Wacker Drive
Name:	Mark Hoplamazian	47th Floor
Its:	President	Chicago, Illinois 60606
Attn: Mark Hoplamazian

PRITZKER FAMILY OFFICE, L.L.C., a Delaware limited liability company			Address:

By:	/s/ Ronald Wray		71 South Wacker Drive
Name:	Ronald Wray		46th Floor
Its:	Vice President		Chicago, Illinois 60606
Attn: Ronald Wray

PRITZKER REALTY GROUP, L.P., an Illinois limited partnership			Address:

By:	PRGP Corp., a Delaware corporation, its general partner		71 South Wacker Drive
47th Floor
	By:	/s/ John Kevin Poorman	Chicago, Illinois 60606
	Name:	John Kevin Poorman	Attn: John Kevin Poorman
	Its:	Vice President

ADMINISTRATOR:

PRITZKER REALTY GROUP, L.P.			Address:

By:	PRGP Corp., a Delaware corporation, its general partner		71 South Wacker Drive
47th Floor
	By:	/s/ John Kevin Poorman	Chicago, Illinois 60606
	Name:	John Kevin Poorman	Attn: John Kevin Poorman
	Its:	Vice President

EXHIBIT A

Form of Addendum

[attached]

Addendum #

Omnibus Offices Services Agreement at

Hyatt Center Dated             , 2006

This Addendum dated this          day of             , 2006, is appended to that certain Omnibus Offices Services Agreement at Hyatt Center dated             , and amends said service agreement in the manner provided therein.

Service:

Vendor:

Vendor Contract:

Effective Date:

Fee Allocation Method:

Additional Agreements and Covenants:

This Addendum supercedes Addendum #                    , dated

[If applicable]

☐ Additional Service User ☐ Termination of Service User ☐ Modifies Service ☐ Modifies Allocation Method

☐ Other

Contracting Party:

Company Name:
Contact Person:

Signature:	By:
Name:
Title:

(Continued)

1

Addendum #

Omnibus Offices Services Agreement at

Hyatt Center Dated             , 2006

Service User(s):

Company Name:
Contact Person:

Signature:	By:
Name:
Title:

Company Name:
Contact Person:

Signature:	By:
Name:
Title:

Company Name:
Contact Person:

Signature:	By:
Name:
Title:

Company Name:
Contact Person:

Signature:	By:
Name:
Title:

Company Name:
Contact Person:

Signature:	By:
Name:
Title:

(Continued)

2

Addendum #

Omnibus Offices Services Agreement at

Hyatt Center Dated             , 2006

Administrator:

Pritzker Realty Group, L.P., an Illinois limited partnership

By:	PRGP Corp., a Delaware corporation, the sole general partner

By:
Name:
Title:

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